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                                                                    EXHIBIT 32.1

                           CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT OT
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Annual Report of Liberty Self-Stor, Inc. (the "Company") on Form 10-KSB for the period ending December 31, 2003 (the "Report") with the Securities and Exchange Commission, I, Richard M. Osborne, Chairman of the Board and Chief Executive Officer of the Company, and I, C. Jean Mihitsch, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

     1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

     2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 24, 2004                      By: /s/ RICHARD M. OSBORNE
                                            ------------------------------------
                                            Richard M. Osborne
                                            Chairman of the Board and
                                            Chief Executive Officer

Date: March 24, 2004                      By: /s/ C. JEAN MIHITSCH
                                            ------------------------------------
                                            C. Jean Mihitsch
                                            Chief Financial Officer